Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned are the Chief Executive Officer and the Chief Financial Officer of First Interstate BancSystem, Inc. (the “Registrant”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Quarterly Report on Form 10-Q of the Registrant for the quarter ended September 30, 2006.
We certify that such Quarterly Report on Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
This Certification is executed as of October 31, 2006.

/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer

/s/ TERRILL R. MOORE
Terrill R. Moore
Executive Vice President and Chief Financial Officer